Exhibit 10.57
NETWORK INTERCONNECTION AGREEMENT
by and between
Pac-West Telecomm, Inc.
and
Cox California Telcom, LLC

Cox / Pac-West
CA Network Interconnection Agreement
TABLE OF CONTENTS

1.0 DEFINITIONS	5

2.0 INTERPRETATION AND CONSTRUCTION	10

3.0 [INTENTIONALLY LEFT BLANK]	10

4.0 INTERCONNECTION ARRANGEMENT	10

4.1 Scope	10
4.2 Physical Architectures	11
4.3 Mid-Span Meets	12
4.4 Shared Fiber Meet	13
4.5 [Intentionally left blank]	13
4.6 [Intentionally left blank]	13

5.0 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC	13

5.1 Scope of Traffic	13
5.2 Trunk Group Connections and Ordering	13
5.3 Additional Switching System Hierarchy and Trunking Requirements	13
5.4 Signaling	14
5.5 Grades of Service	14
5.6 Measurement and Billing	14
5.7 Compensation Arrangements	15
5.8 Compensation to Third Party Transit Tandem Service Providers	16

6.0 800/888 TRAFFIC	16

7.0 [INTENTIONALLY LEFT BLANK]	16

8.0 [INTENTIONALLY LEFT BLANK]	16

9.0 NETWORK MAINTENANCE AND MANAGEMENT; OUTAGES	16

9.1 Information Exchange	16
9.2 [Intentionally left blank]	16
9.3 Repeated or Willful Noncompliance	16
9.4 Outage Repair Standard	17
9.5 Notice of Changes	17

10. JOINT NETWORK IMPLEMENTATION AND GROOMING PROCESS; INSTALLATION, MAINTENANCE, TESTING AND REPAIR	17

10.1 Joint Network Implementation and Grooming Process	17
10.2 Installation, Maintenance, Testing and Repair	18
10.3 Forecasting Requirements for Trunk Provisioning	18

11.0 LOCAL NUMBER PORTABILITY	19

11.1 Scope	19
11.2 [Intentionally left blank]	19
11.3 [Intentionally left blank]	19
12.0 [INTENTIONALLY LEFT BLANK]	19

13.0 [INTENTIONALLY LEFT BLANK]	19

14.0 DATABASES AND SIGNALING	19

15.0 [INTENTIONALLY LEFT BLANK]	20

16.0 COORDINATION WITH TARIFF TERMS	20

17.0 CREDIT AND SECURITY	20

Cox / Pac-West
CA Network Interconnection Agreement

18.0 TERM AND TERMINATION	20

19.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	21

20.0 CANCELLATION CHARGES	21

21.0 INDEMNIFICATION	21

22.0 LIMITATION OF LIABILITY	22

23.0 COMPLIANCE WITH LAWS	22

24.0 MISCELLANEOUS	23

24.1 Authorization	23
24.2 Independent Contractor	23
24.3 Force Majeure	23
24.4 Confidentiality	24
24.5 Choice of Law	25
24.6 Taxes	25
24.7 Assignment	27
24.8 Billing and Payment; Disputed Amounts	27
24.9 Dispute Resolution	29
24.10 Notices	29
24.11 Joint Work Product	30
24.12 No Third Party Beneficiaries; Disclaimer of Agency	30
24.13 No License	30
24.14 Technology Upgrades	31
24.15 Survival	31
24.16 Entire Agreement	31
24.17 Counterparts	31
24.18 Modification, Amendment, Supplement, or Waiver	31
24.19 Successors and Assigns	32
24.20 Publicity	32
24.21 Amendment	32
24.22 Changes in Law	32
APPENDIX 1	34

APPENDIX 2	36

Cox / Pac-West
CA Network Interconnection Agreement
NETWORK INTERCONNECTION AGREEMENT
November 17, 2003
     Pursuant to this Network Interconnection Agreement (“Agreement”), Cox California Telcom, LLC (“Cox”) and, Pac-West Telecomm, Inc. (“Pac-West”) (collectively the “Parties”) agree to interconnect with each other within each LATA in which they both operate as competitive local exchange carriers within the state of California, as described and according to the terms, conditions and pricing specified hereunder.
     WHEREAS, the Parties, want to interconnect their networks directly via technically feasible points of interconnection between their networks, or indirectly via third party providers, to provide Telecommunications Services to their respective Customers;
     WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks as set forth herein; and
     WHEREAS, the Telecommunications Act of 1996 has specific requirements for Interconnection, and the Parties intend that this Agreement meet those requirements.
     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cox and Pac-West hereby agree as follows:
     This Agreement sets forth the terms, conditions and pricing under which Pac-West and Cox (individually, a “Party” and collectively, the “Parties”), both operating as competitive local exchange carriers, will offer and provide to each other Interconnection within the state of California. Notwithstanding this mutual commitment, except as noted below, the Parties enter into this Agreement without prejudice to any positions they have taken previously, or may take in the future, in any legislative, regulatory, or other public forum, including proceedings which may affect the terms of this Agreement under the terms of Section 23 hereof. Moreover, neither Party shall in any public or private forum, except as noted below, represent that the other Party’s acceptance of any particular term hereof relates in any way to the proper outcome of any rulemaking proceedings under the Act now underway or hereafter to be conducted by the Federal Communications Commission or the California Public Utilities Commission.

Cox / Pac-West
CA Network Interconnection Agreement
1.0 DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings specified below in this Section 1.
     1.1 “Act” means the Communications Act of 1934 (47 U.S.C. 151 et. seq.), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules, regulations and orders of the FCC or the Commission.
     1.2 “Agreement” means this Network Interconnection Agreement and all Appendices appended hereto.
     1.3 “Applicable Laws” means all laws, regulations, and orders applicable to each Party’s performance of its obligations hereunder.
1.4 [Intentionally left blank]
     1.5 “Calling Party Number” or “CPN” is a Common Channel Signaling (“CCS”) parameter which refers to the number transmitted through a network identifying the calling party.
     1.6 “Central Office Switch” means a switch used to provide Telecommunications Services, including, but not limited to:
          (a) “End Office Switch” or “End Office” is a switching entity that is used to terminate Customer station lines for the purpose of interconnection to each other and to trunks; and,
          (b) “Tandem Switch” or “Tandem Office” or “Tandem” is a switching entity that has billing and recording capabilities and is used to aggregate traffic and deliver traffic to carriers’ aggregation points, points of termination, or points of presence, and to provide Switched Exchange Access Services.
     A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.
     1.7 “CLASS Features” means certain CCS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification, and future offerings.
     1.8 “Collocation” means an arrangement in which the equipment of a CLEC (the “Collocating Party”) is installed and maintained at the premises of a LEC other than one of the Parties (the “Housing Party”). If either Party wishes to establish a collocation arrangement within the other Party’s premises, then the prices, terms and conditions of such collocation arrangement will be addressed in a separate agreement. In a “Physical Collocation” arrangement, the Collocating Party installs and maintains its own equipment in the Housing Party’s premises.

Cox / Pac-West
CA Network Interconnection Agreement
     1.9 “Commission” means the California Public Utilities Commission.
     1.10 “Internet Traffic” means Internet Traffic that is originated by an end user subscriber served on the network of one Party, is transmitted to the network of the other Party, and then is handed off by that Party to an Internet Service Provider served by that Party which has been assigned a telephone number or telephone numbers within an NXX or NXXs which are local to the originating end user subscriber.
     1.11 “Common Channel Signaling” or “CCS” means a method of transmitting call set-up and network control data over a digital signaling network separate from the public switched telephone network facilities that carry the actual voice or data traffic of the call. “SS7” means the common channel out of band signaling protocol developed by the Consultative Committee for International Telephone and Telegraph (“CCITT”) and the American National Standards Institute (“ANSI”). Pac-West and Cox currently utilize this out-of-band signaling protocol. “CCSAC” or “CCSAS” means the common channel signaling access connection or service, respectively, which connects one Party’s signaling point of interconnection (“SPOI”) to the other Party’s STP for the exchange of SS7 messages.
     1.12 “Competitive Local Exchange Carrier” or “CLEC” means any Local Exchange Carrier other than Pac-West and Cox, operating as such.
     1.13 “Customer” means a third-party residence or business end-user subscriber to Telecommunications Services provided by either of the Parties.
     1.14 [Intentionally left blank]
     1.15 “Digital Signal Level 0” or “DS-0” means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.
     1.16 “Digital Signal Level 1” or “DS-1” means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.
     1.17 “Digital Signal Pac-West” or “DS-3” means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.
     1.18 “Exchange Access” is defined in the Act and FCC regulations and means the offering of access to Telephone Exchange Services or facilities for the purpose of the origination or termination of Telephone Toll Services.
     1.19 “FCC” means the Federal Communications Commission.
     1.20 “Interconnection” means the connection of separate pieces of equipment, transmission facilities, etc. within, between or among networks for the transmission and routing

Cox / Pac-West
CA Network Interconnection Agreement
of Telephone Exchange Service. The architecture of Interconnection may include collocation and/or mid-span meet arrangements.
     1.21 “IntraLATA Toll Traffic” means those intraLATA calls that are not defined as Local Traffic in this Agreement.
     1.22 “Local Access and Transport Area” or “LATA” is defined in the Act and means a contiguous geographic area: (a) established before the date of enactment of the Act by a Bell operating company such that no Exchange Area includes points within more than one (1) metropolitan statistical area, consolidated metropolitan statistical area, or State, except as expressly permitted under the AT&T Consent Decree; or (b) established or modified by a Bell operating company after such date of enactment and approved by the FCC.
     1.23 “Local Exchange Carrier” or “LEC” is defined in the Act and means any person that is engaged in the provision of Telephone Exchange Service or Exchange Access. Such term does not include a person insofar as such person is engaged in the provision of a commercial mobile service under Section 332(c) of the Act, except to the extent that the FCC finds that such service should be included in the definition of such term. The Parties to this Agreement are Local Exchange Carriers.
1.24 [Intentionally left blank]
     1.25 “Local Calls” are as defined by the Commission. Local Calls currently include all 0-12 miles calls based on the rate centers of the originating and terminating NPA-NXXs of the callers, irrespective of whether the routing point of an NPA-NXX is different than the rate center of that NPA-NXX (these include, but are not limited to, ZUM Zone 1 and ZUM Zone 2 calls) and, where established in LEC tariffs, ZUM Zone 3 and Extended Area Service (EAS) calls. Local Calls are also referred to as “Local Traffic.”
     1.26 “Mid-Span Meet” means a direct Interconnection architecture whereby two carriers’ transmission facilities meet at a mutually agreed-upon Interconnection point utilizing a fiber or electrical hand-off.
     1.27 “North American Numbering Plan” or “NANP” means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.
     1.28 “Numbering Plan Area” or “NPA” is also sometimes referred to as an area code. There are two general categories of NPAs, “Geographic NPAs” and “Non-Geographic NPAs.” A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A Non-Geographic NPA, also known as a “Service Access Code” or “SAC Code,” is typically associated with a specialized Telecommunications Service which may be provided across multiple geographic NPA areas; 800, 888, 900, 700 and 500 are examples of Non-Geographic NPAs.

Cox / Pac-West
CA Network Interconnection Agreement
     1.29 “NXX,” “NXX Code,” or “End Office Code” means the three digit switch entity indicator (i.e. the first three digits of a seven digit telephone number).
     1.30 “Percent Local Usage” or “PLU” is a calculation which represents the ratio of the local minutes to the sum of local and intraLATA toll minutes exchanged between the Parties.
     1.31 “Point of Interconnection” or “POI” means a physical location at which the Parties’ networks meet for the purpose of establishing interconnection. POIs include a number of different technologies and technical interfaces based on the Parties’ mutual agreement.
     1.32 “Rate Center Area” or “Exchange Area” means the specific geographic point and corresponding geographic area which has been identified by a given LEC as being associated with a particular NPA-NXX code assigned to the LEC for its provision of Telephone Exchange Services. The Rate Center Area is the exclusive geographic area which the LEC has identified as the area within which it will provide Telephone Exchange Services bearing the particular NPA-NXX designation associated with the specific Rate Center Area. A “Rate Center Point” is a specific geographic point, defined by a V&H coordinate, located within the Rate Center Area and used to measure distance for the purpose of billing Customers for distance-sensitive Telephone Exchange Services and Toll Traffic.
     1.33 “Rating Point” or “Routing Point” means a specific geographic point identified by a specific V&H coordinate. The Rating Point is used to route inbound traffic to specified NPA-NXXs and to calculate mileage measurements for distance-sensitive transport charges of switched access services. Pursuant to Telcordia (formerly “Bellcore”) Practice BR-795-100-100, the Rating Point may be an End Office location, or a “LEC Consortium Point of Interconnection.” Pursuant to that same Telcordia (formerly “Bellcore”) Practice, examples of the latter shall be designated by a common language location identifier (CLLI) code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Rating Point/Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, the Rating Point/Routing Point associated with each NPA-NXX need not be the same as the corresponding Rate Center Point, nor must it be located within the corresponding Rate Center Area, nor must there be a unique and separate Rating Point corresponding to each unique and separate Rate Center.
     1.34 “Reciprocal Compensation” refers to remuneration received by one Party (the “Receiving Party”) to recover its costs for receiving and terminating Local Traffic or receiving and handing off Internet Traffic that originates on the network of the other Party (the “Originating Party”).
     1.35 “Shared Fiber Meet” means an interconnection architecture whereby the Parties or their agents, each on one side of a demarcation point, provide and install half of the transmission fiber and equipment required to construct a contiguous fiber ring between them.
     1.36 “Signaling Transfer Point” or “STP” means a specialized switch that provides SS7 network access and performs SS7 message routing and screening.

Cox / Pac-West
CA Network Interconnection Agreement
     1.37 “Synchronous Optical Network” or “SONET” is an optical interface standard that allows interworking of transmission products from multiple venders (i.e., mid-span meets). The base rate is 51.84 Mbps (OC-1/STS-1) and higher rates are multiples of the base rate, up to 13.22 Gbps.
     1.38 “Tandem Transit” or “third party Tandem Transit” is, for the purposes of this Agreement, an arrangement that provides indirect Interconnection, via a third party’s Tandem, that is used by the Parties for the reciprocal exchange of Local and IntraLATA Toll Traffic between their respective Customers.
     1.39 “Tariff” means any applicable federal or state Tariff of a Party, or standard agreement or other document that sets forth the generally available terms and conditions under which a Party offers a particular service, facility, or arrangement.
     1.40 “Telecommunications” is defined in the Act and means the transmission, between or among points specified by the user, of information of the user’s choosing, without change in the form or content of the information as sent and received.
     1.41 “Telecommunications Act” means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.
     1.42 “Telecommunications Carrier” is defined in the Act and means any provider of Telecommunications Services, except that such term does not include aggregators of Telecommunications Services (as defined in Section 226 of the Act).
     1.43 “Telecommunications Service” is defined in the Act and means the offering of Telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.
     1.44 “Telephone Exchange Service,” sometimes also referred to as “Exchange Service,” is defined in the Act and FCC regulations and means (i) service within a telephone exchange or within a connected system of telephone exchanges within the same exchange area operated to furnish subscribers intercommunicating service of the character ordinarily furnished by a single exchange, and which is covered by the exchange service charge, or (ii) comparable service provided through a system of switches, transmission equipment, or other facilities (or combination thereof) by which a subscriber can originate and terminate a Telecommunications Service. Telephone Exchange Service generally provides the Customer with a telephonic connection to, and a unique telephone number address on, the public switched telecommunications network, and enables such Customer to place or receive calls to all other stations served by the public switched telecommunications network.
     1.45 “Telephone Toll Service” is defined in the Act and FCC regulations and means telephone service between stations in different exchange areas for which there is made a separate charge not included in contracts with subscribers for exchange service.

Cox / Pac-West
CA Network Interconnection Agreement
     1.46 “Wire Center” means a building or portion thereof in which a Party has the exclusive right of occupancy and which is a location wherein trunks and exchange circuits which serve a defined geographic area converge. A Wire Center may consist of one or more switching offices.
2.0 INTERPRETATION AND CONSTRUCTION
     2.1 All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Appendices to, this Agreement unless the context shall otherwise require. The headings used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including Pac-West, Cox, or other third party offerings, guides or practices), statute, regulation, rule or Tariff is to such agreement, instrument, statute, regulation, or rule or Tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or Tariff, to any successor provision).
     2.2 Subject to the terms set forth in Section 16 regarding rates and charges, each Party hereby incorporates by reference those provisions of its Tariffs that govern the provision of any of the services or facilities provided hereunder. If any provision of this Agreement and an applicable Tariff cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this Agreement shall prevail. If any provision contained in this main body of the Agreement and any Appendix hereto cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this main body of the Agreement shall prevail. The fact that a condition, right, obligation, or other term appears in this Agreement but not in any such Tariff shall not be interpreted as, or be deemed grounds for finding, a conflict for purposes of this Section 2. The Parties agree to give notice of all proposed Tariff changes pursuant to Commission rules and orders.
3.0 [Intentionally left blank]
4.0 INTERCONNECTION ARRANGEMENT
     The types of traffic to be exchanged under this Agreement shall be Local Traffic and IntraLATA Toll Traffic.
4.1 Scope
          4.1.1 Section 4 describes the architecture for direct Interconnection of the Parties’ facilities and equipment over which the Parties shall configure the following trunk groups:
               4.1.1.1 Interconnection trunks (“Interconnection Trunks” or “Interconnection Trunk Group[s]”)for the transmission and routing of Local Traffic, IntraLATA

Cox / Pac-West
CA Network Interconnection Agreement
Toll Traffic and translated (post-query) intraLATA 800/888 traffic between their respective Telephone Exchange Service Customers in accordance with Section 5 below. Interconnection Trunks shall be designed and configured for two-way operation.
          4.1.2 For the purposes of this Agreement, the Parties agree that Interconnection for the transport and termination of traffic may take place indirectly via a third party’s Tandem Transit arrangement or directly at a terminating End Office, a Tandem, a Wire Center, any mutually agreed-upon Mid-Span Meet or Shared Fiber Meet arrangement as provided in Sections 4.2 to 4.4 below, and/or other points as specified herein. Notwithstanding the foregoing, sentence, the Parties shall consider and discuss the establishment of two-way direct End Office trunk groups when the volume of transit traffic originating from one Party and passing through the appropriate ILEC Tandem switch to which both Parties are directly connected, and terminating at the other Party, exceeds the CCS busy hour equivalent of one (1) DS-1 equivalent trunks, on a monthly average basis, for each month of any three (3) consecutive months.
          4.1.3 Where direct Interconnection is used, the Parties shall establish mutually agreed-upon interconnection points (collectively, the “Points of Interconnection” or “POIs”).
          4.1.4 Where direct Interconnection is used, the Parties shall configure separate trunk groups (as described in subsection 4.1.1 and 4.1.2 above) for traffic between Cox and Pac-West. Where indirect Interconnection is used, each Party shall be responsible for ensuring that it has sufficient facilities in place to each third party Tandem Transit arrangement used to exchange traffic between the Parties’ networks.
4.2 Physical Architectures
          4.2.1 In each LATA where direct Interconnection is used, the Parties shall utilize the POI(s) designated as the points from which the Parties will provide the transport and termination of traffic. Each Party is operationally and financially responsible for bringing its facilities (and the originating traffic over those facilities) to the POI(s).
          4.2.2 The Parties may mutually agree to any of the following methods for direct Interconnection:
          (a) a Physical Collocation facility established separately by a Party or by a third party with whom Cox or Pac-West has contracted for such purposes;
          (b) an entrance facility and transport (and any necessary multiplexing) provided by or leased from a Party or a third party, pursuant to its effective Tariff;
          (c) a Mid-Span Meet, pursuant to Section 4.3;
          (e) any other mutually-agreed to arrangement, as negotiated by the Parties.

Cox / Pac-West
CA Network Interconnection Agreement
          4.2.3 Each Party shall provide its own facilities or purchase necessary transport for the delivery of traffic to any agreed-to POI; where facilities are shared, each Party shall pay its proportionate share of the cost of the jointly-used facilities.
          4.2.4 The Parties may order any of the Interconnection methods specified above in accordance with the order intervals and other terms and conditions, including, without limitation, rates and charges, set forth in this Agreement, in any applicable Tariff(s) or as may be subsequently agreed to between the Parties.
4.3 Mid-Span Meets
          4.3.1 The Parties may agree to establish (i) a Mid-Span Meet arrangement in accordance with the terms of this subsection 4.3 that utilizes wireline transmission facilities. In a Mid-Span Meet, each Party extends its facilities to meet the other Party. The point where the facilities meet is the Mid-Span point. Each Party bears its own costs to establish and maintain a Mid-Span Meet arrangement, and/or shares any common costs associated with the arrangement. However, the Parties also agree that a technical arrangement for a Mid-Span Meet may involve one Party placing and extending its own (or leased) fiber facilities to the Wire Center of the other Party, with sufficient additional length on the fiber to permit the receiving Party to terminate the fiber without requiring splicing of the fiber facilities prior to the terminal equipment in the receiving Party’s Wire Center. In this situation, the Parties will negotiate reasonable compensation to be paid to the Party extending the facilities for the associated labor, materials, and conduit space used in extending its facilities beyond a negotiated Mid Span point.
          4.3.2 The establishment of any Mid-Span Meet arrangement is expressly conditioned upon the Parties’ reaching prior agreement on appropriate sizing and forecasting, equipment, ordering, provisioning, maintenance, repair, testing, augment, and compensation procedures and arrangements, reasonable distance limitations, and on any other arrangements necessary to implement the Mid-Span Meet arrangement. Any Mid-Span Meet arrangement requested at a third-party premises is expressly conditioned on the Parties’ having sufficient capacity at the requested location to meet such request, on unrestricted 24-hour access for both Parties to the requested location, on other appropriate protections as deemed necessary by either Party, and on an appropriate commitment that such access and other arrangements may not be restricted for a reasonable period.
          4.3.3 Mid-Span Meet arrangements shall be used only for the termination of Local Traffic and IntraLATA Toll Traffic, unless and until such time as the Parties have agreed to appropriate compensation arrangements relating to the exchange of other types of traffic over such Mid-Span Meet, and only where facilities are available.
          4.3.4 A Mid-Span Meet arrangement may be implemented by establishing direct End Office interconnection using an electrical or optical cross-connect between the Parties’ respective collocation arrangements at the appropriate third-party LEC Central Office. Each Party will pay 50% of the non-recurring and recurring costs of the cross-connects provisioned by the third-party LEC. Except for the splitting of cross-connect costs, each Party shall be

Cox / Pac-West
CA Network Interconnection Agreement
operationally and financially responsible for its own facilities on its side of the Interconnection Point.
          4.3.5 The Parties’ agree to initially establish direct End Office Trunking arrangements in accordance with Appendix 2 to this Agreement. Appendix 2 of the Agreement may be revised from time to time upon the mutual agreement of the Parties to reflect additional or changed interconnection arrangements in California utilizing the Mid-Span Meet arrangement discussed in Section 4.3.4 above or any other method available under Section 4.
     4.4 [Intentionally left blank]
     4.5 [Intentionally left blank]
     4.6 [Intentionally left blank]
5.0 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC
     5.1 Scope of Traffic
     Section 5 prescribes parameters for trunk groups to be effected over the Interconnections specified in Section 4 for the transmission and routing of Local Traffic, translated (post-query) LEC IntraLATA 800/888 traffic, and IntraLATA Toll Traffic between the Parties’ respective Customers.
     5.2 Trunk Group Connections and Ordering
          5.2.1 Where direct Interconnection is used, trunk group connections will be made at a DS-1 level, DS-3 level, OC-3 level or higher. Higher speed connections shall be made, when and where available, in accordance with the Joint Implementation and Grooming Process prescribed in Section 10.
          5.2.2 Where direct Interconnection is used, each Party shall provide trunk groups, where available and upon reasonable request, that are configured utilizing the B8ZS ESF protocol for 64 kbps clear channel transmission between the Parties’ respective networks.
          5.2.3 Each Party will identify its Carrier Identification Code, a three or four digit numeric obtained from Telcordia (formerly “Bellcore”), to the other Party when ordering a trunk group.
     5.3 Additional Switching System Hierarchy and Trunking Requirements

Cox / Pac-West
CA Network Interconnection Agreement
          For purposes of routing Cox traffic to Pac-West, the subtending arrangements between Pac-West Tandem Switches (or functional equivalent) and Pac-West End Office Switches (or functional equivalent) shall be the same as the Tandem/End Office subtending arrangements Pac-West maintains for the routing of its own or other carriers’ traffic. For purposes of routing Pac-West traffic to Cox, the subtending arrangements between Cox Tandem Switches (or functional equivalent) and Cox End Office Switches (or functional equivalent) shall be the same as the Tandem/End Office subtending arrangements (or functional equivalent) which Cox maintains for the routing of its own or other carriers’ traffic.
     5.4 Signaling
     Each Party will provide the other Party with direct or indirect access to its databases and associated signaling necessary for the routing and completion of the other Party’s traffic in accordance with the provisions contained in Section 14 below. In addition, where direct trunk Interconnection is used, the Parties will use SS7 signaling; where indirect trunk Interconnection is used, the Parties will ensure that SS7 signaling is used end-to-end.
     5.5 Grades of Service
     Where direct Interconnection is used, the Parties shall initially engineer and shall jointly engineer and maintain all trunk groups consistent with the Joint Implementation and Grooming Process as set forth in Section 10.
     5.6 Measurement and Billing
          5.6.1 The terminating Party shall be responsible for creating or obtaining any billing records needed in order to bill the originating Party terminating access minutes of use. Measurement of minutes of use shall be in actual conversation seconds. The total conversation seconds over each Interconnection trunk group will be totaled for the entire monthly billing cycle and then rounded to the next whole minute.
          5.6.2 For billing and/or self-auditing purposes, whether direct or indirect Interconnection is used, each Party shall pass Calling Party Number (“CPN”) information on at least ninety percent (90%) of calls carried over the Interconnection Trunks. If the originating Party passes CPN on less than ninety percent (90%) of its calls, the terminating Party shall bill its intrastate Switched Access Service rates for all traffic passed without CPN unless the Parties agree that such other rates should apply to such traffic.
          5.6.3 The Parties agree to provide a single statewide percent local usage (“PLU”) factor for all traffic exchanged between the Parties directly and indirectly via a Tandem Transit provider. Each Party shall provide the initial PLU to the other within 30 days of execution of the Agreement. Adjustments to the applicable PLU, if any, may be made on a calendar-year quarterly basis, within 15 calendar days after the end of each quarter. When billing the other Party, a Party may classify traffic as either Local Traffic or IntraLATA Toll Traffic by using CPN information or such PLU factor.

Cox / Pac-West
CA Network Interconnection Agreement
     5.7 Compensation Arrangements
     Compensation arrangements address the transport and termination of Local Traffic and IntraLATA Toll Traffic between the Parties. Compensation for the transport and termination of traffic not specifically addressed in this subsection 5.7 shall be as provided elsewhere in this Agreement, or if not so provided, as required by the Tariffs of the Party transporting and/or terminating the traffic.
          5.7.1 Nothing in this Agreement shall be construed to limit either Party’s ability to designate the areas within which that Party’s Customers may make calls which that Party rates as “local” in its Customer Tariffs.
          5.7.2 For all Local Traffic, the Parties compensate each other for the transport and termination of all Local Traffic (including Internet Traffic) at the rates provided in the Detailed Schedule of Itemized Charges (Appendix 1 hereto).
          5.7.3 No additional charges, including port or transport charges, shall apply for receiving and terminating Local Traffic or receiving and handing off Internet Traffic delivered to the Cox-POI or the Pac-West-POI, except as set forth in the Price Schedule.
          5.7.4 The Parties agree to abide by all applicable orders and rules of the FCC and Commission with respect to Reciprocal Compensation for Local Traffic exchanged between the Parties, to the extent such orders and rules do not conflict with the Act.
          5.7.5 The Parties shall compensate each other for the transport and termination of all IntraLATA Toll Traffic at the rates provided in the Detailed Schedule of Itemized Charges (Appendix 1 hereto).
          5.7.6 The designation of traffic as Local or IntraLATA Toll for purposes of compensation shall be based on the horizontal and vertical coordinates associated with the originating and terminating NPA-NXXs of the call, regardless of the carrier(s) involved in carrying any segment of the call.
          5.7.7 In accordance with subsection 14.2, Pac-West and Cox agree that all networks involved in exchanging Pac-West and Cox traffic via Tandem Transit arrangement will use CCS/SS7 protocol, including Calling Party Number (“CPN”) and appropriate TCAP messages, to facilitate full interoperability and billing and/or self-audit functions.
          5.7.8 Each Party reserves the right to measure and audit all traffic, up to a maximum of one audit per 12-month period, to ensure that proper rates are being applied appropriately, provided, however, that either Party shall have the right to conduct additional audit(s) if the preceding audit disclosed material errors or discrepancies. Each Party agrees to provide the necessary traffic data or permit the other Party’s recording equipment to be installed for sampling purposes in conjunction with any such audit.

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     5.8 Compensation to Third Party Transit Tandem Service Providers
     5.8.1 Where Traffic is exchanged via a third party’s Tandem Transit arrangement, the originating Party shall be responsible for payment of any transit charges assessed by the third party Tandem Transit provider for the use of its tandem. Further, it is the originating Party’s responsibility to ensure that any agreement it may have in place with such third party Tandem Transit provider allows the originating Party’s traffic to be transited to the terminating Party.
     5.8.2 To the extent required to prevent double payment or double recovery by either Party, if either Party bills the Tandem Transit provider for terminating the other Party’s traffic, or if either Party pays the Tandem Transit provider to terminate that Party’s traffic (in addition to paying the Tandem Transit provider’s ‘transit’ charges), the Parties agree that no additional compensation for such traffic shall be billed or owed between the Parties.
6.0 800/888 TRAFFIC
     For IntraLATA Toll Free Service calls provided by one of the Parties, the compensation set forth in the Detailed Schedule of Itemized Charges (Appendix 1 hereto) for IntraLATA Toll Traffic, shall be paid by the Party terminating the call to the Party originating the call. If needed, the Parties will develop a mutually agreed-to method for exchanging billing data for this purpose.
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9.0 NETWORK MAINTENANCE AND MANAGEMENT; OUTAGES
     9.1 Information Exchange
     The Parties will work cooperatively to install and maintain a reliable network. Cox and Pac-West will exchange appropriate information (e.g., maintenance contact numbers, escalation procedures, network information, information required to comply with law enforcement and other security agencies of the Government) to achieve this desired reliability. In addition, the Parties will work cooperatively to apply sound network management principles to alleviate or to prevent congestion.
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     9.3 Repeated or Willful Noncompliance

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     The Interconnection provided hereunder may be discontinued (e.g., trunks made busy and/or disconnected) by either Party upon thirty (30) days’ written notice to the other for repeated or willful violation of and/or a refusal to comply with this Agreement in any material respect. Interconnection shall not be discontinued if the other Party cures or disputes the alleged violation within the thirty (30) day time frame of receipt of the written notice. The Party discontinuing will notify the appropriate federal and/or state regulatory bodies concurrently with the notice to the other Party of the prospective discontinuance.
     9.4 Outage Repair Standard
     In the event of an outage or trouble in any arrangement, facility, or service being provided by a Party hereunder (the “Providing Party”), the Providing Party will follow procedures for isolating and clearing the outage or trouble that are no less favorable than those that apply to comparable arrangements, facilities, or services being provided by the Providing Party to any other carrier whose network is connected to that of the Providing Party. Cox and Pac-West may agree to modify those procedures from time to time based on their experience with comparable Interconnection arrangements with other carriers.
     9.5 Notice of Changes
     If a Party makes a change in the information necessary for the transmission and routing of services using that Party’s network, or any other change in its network which it believes will materially affect the interoperability of its network with the other Party’s network, the Party making the change shall provide at least ninety (90) days’ advance written notice of such change to the other Party, and shall use all reasonable efforts to provide at least one hundred eighty (180) days’ notice where practicable; provided, however, that if a longer period of notice is required by the FCC’s or Commission’s rules.
10. JOINT NETWORK IMPLEMENTATION AND GROOMING PROCESS; INSTALLATION, MAINTENANCE, TESTING AND REPAIR
10.1 Joint Network Implementation and Grooming Process
     Cox and Pac-West shall jointly develop an implementation and grooming process (the “Joint Process”) which shall define and detail, inter alia,
(a) where direct Interconnection is used, standards to ensure that Interconnection trunk groups experience a grade of service, availability and quality which is comparable to that achieved on interoffice trunks within one another’s network and in accord with all appropriate relevant industry-accepted quality, reliability and availability standards. “Final” trunk groups, if used, will be engineered using a design blocking objective of B.01;
(b) where direct Interconnection is used, the respective duties and responsibilities of the Parties with respect to the administration and maintenance

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of the trunk groups, including, but not limited to, standards and procedures for notification and discoveries of trunk disconnects;
(c) disaster recovery provision;
(d) information related to traffic between exchanges that may be required for forecasting each Party’s network requirements; and
(e) such other matters as the Parties may agree, including, e.g., where direct Interconnection is used, implementation of End Office-to-End Office high usage trunks, as sound engineering practices may dictate.
     10.2 Installation, Maintenance, Testing and Repair
     Unless otherwise agreed to by the Parties, direct Interconnection shall be equal in quality to that provided by each of the Parties to any subsidiary, affiliate, or third party. For purposes of this Agreement, “equal in quality” means the same or equivalent interface specifications, provisioning, installation, maintenance, testing and repair intervals for the same or equivalent services under like circumstances. If either Party is unable to fulfill its obligations under this subsection 10.2, it shall notify the other Party of its inability to do so and will negotiate alternative intervals in good faith. The Parties agree that the standards to be used by each Party for isolating and clearing any disconnections and/or other direct or indirect Interconnection outages or troubles shall be no less favorable than those applicable to comparable arrangements, facilities, or services being provided by such Party to any other carrier whose network is connected to that of the Providing Party.
     10.3 Forecasting Requirements for Trunk Provisioning
          10.3.1 Where direct Interconnection is used, within ninety (90) days of executing this Agreement, the Parties shall provide one another yearly traffic forecasts. This initial forecast will provide the amount of traffic to be delivered by each Party over each of the Interconnection Trunk groups. The forecast shall be updated and provided to one another twice a year. All forecasts shall include Access Carrier Terminal Location, traffic type (local/toll, IP, etc.), code (identifies trunk group), A location/Z location (CLLI codes), interface type (e.g., DS1), and cumulative trunks in service each year for current, as well as current plus-1 and plus-2 years.
          10.3.2 Where direct Interconnection is used the Parties will, for ninety (90) days, monitor traffic on each trunk group that it establishes. At the end of such ninety (90) day period, either Party may request to disconnect trunks that, based on reasonable engineering criteria and capacity constraints, are not warranted by the actual traffic volume experienced.

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11.0 LOCAL NUMBER PORTABILITY
     11.1 Scope
          The Parties shall provide Local Number Portability (LNP) in accordance with the Act and the rules and regulations as from time to time prescribed by the FCC. Location Routing Number (LRN) is currently being used by the telecommunications industry to provide LNP, and will be used by the Parties to implement LNP between their networks to the extent required under the Act and the FCC’s regulations.
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14.0 DATABASES AND SIGNALING
     14.1 Each Party shall provide the other Party with access to databases and associated signaling necessary for call routing and completion, including but not limited to calling name information as required, by providing SS7 Common Channel Signaling (CCS) Interconnection in accordance with existing Tariffs, and Interconnection and access to 800/888 databases, LIDB, and any other necessary databases in accordance with existing Tariffs and/or agreements with other unaffiliated carriers, with compensation terms in accordance with Section 14.3 below. Alternatively, either Party may secure CCS Interconnection from a commercial SS7 hub provider, and in that case the other Party will permit the purchasing Party to access the same databases as would have been accessible if the purchasing party had connected directly to the other Party’s CCS network.
     14.2 The Parties will provide CCS Signaling to one another in all direct or indirect Interconnection trunking arrangements. The Parties will cooperate on the exchange of TCAP messages to facilitate interoperability of all CCS-based features and services, including but not limited to CLASS and Calling Name Delivery, to the extent each Party offers such features and functions to its Customers. All CCS Signaling parameters will be provided upon request (where such parameters are available and support signaling features and functions deployed within both Parties’ networks), including called party number, Calling Party Number, calling party category, and charge number. All privacy indicators will be honored.
     14.3 The Parties agree that their respective CCS signaling costs shall offset each other, and no explicit compensation between the Parties shall apply.

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16.0 COORDINATION WITH TARIFF TERMS
     16.1 Where explicitly noted in this Agreement, the Parties acknowledge that some of the services, facilities, and arrangements described herein are or will be available under and subject to the terms of the federal or state Tariffs of the other Party applicable to such services, facilities, and arrangements. To the extent a Tariff of the Providing Party applies to any service, facility, and arrangement described herein, the Parties agree as follows:
          16.1.1 Those rates and charges for services, facilities, and arrangements that reference a rate contained in an existing Tariff of the Providing Party, shall conform with those contained in the then-prevailing Tariff and vary in accordance with any changes that may be made to the Tariff rates and charges subsequent to the Effective Date.
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18.0 TERM AND TERMINATION.
     18.1 This Agreement shall be effective as of the execution date first above written and continue in effect for one (1) year, and thereafter the Agreement shall continue in force and effect unless and until terminated as provided herein. Upon the expiration of the initial term, either Party may terminate this Agreement by providing written notice of termination to the other Party, such written notice to be provided at least ninety (90) days in advance of the date of termination. In the event of such termination, those service arrangements made available under this Agreement shall continue without interruption on a month-to-month basis until a new agreement is executed by the Parties.
     18.2 If either Party defaults in the payment of any amount due hereunder, or if either Party violates any other provision of this Agreement, and such default or violation shall continue for thirty (30) days after written notice thereof, the other Party may terminate this Agreement and services hereunder by written notice; provided the other Party has provided the defaulting Party and the appropriate federal and/or state regulatory bodies with written notice at least twenty five (25) days prior to terminating service. Notice shall be posted by overnight mail, return receipt requested. If the defaulting Party cures the default or violation within the twenty five (25) day period, the other Party will not terminate service or this Agreement but shall be entitled to recover all costs, if any, incurred by it in connection with the default or violation, including, without limitation, costs incurred to prepare for the termination of service.

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19.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES
     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.
20.0 CANCELLATION CHARGES
     Except as provided in this Agreement or as otherwise provided in any applicable Tariff, no cancellation charges shall apply.
21.0 INDEMNIFICATION
     21.1 Each Party agrees to release, indemnify, defend and hold harmless the other Party from and against all losses, claims, demands, damages, expenses, suits or other actions, or any liability whatsoever, including, but not limited to, costs and attorneys’ fees (collectively, a “Loss”), (a) whether suffered, made, instituted, or asserted by any other party or person, relating to personal injury to or death of any person, or for loss, damage to, or destruction of real and/or personal property, whether or not owned by others, incurred during the term of this Agreement and to the extent proximately caused by the acts or omissions of the indemnifying Party, regardless of the form of action, or (b) suffered, made, instituted, or asserted by its own Customer(s) against the other Party arising out of the other Party’s provision of services to the indemnifying Party under this Agreement. Notwithstanding the foregoing indemnification, nothing in this Section 21. shall affect or limit any claims, remedies, or other actions the indemnifying Party may have against the indemnified Party under this Agreement, any other contract, or any applicable Tariff(s), regulations or laws for the indemnified Party’s provision of said services.
     21.2 The indemnification provided herein shall be conditioned upon:
(a) The indemnified Party shall promptly notify the indemnifying Party of any action taken against the indemnified Party relating to the indemnification.
(b) The indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the indemnified Party may engage separate legal counsel only at its sole cost and expense.
(c) In no event shall the indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld.

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(d) The indemnified Party shall, in all cases, assert any and all provisions in its Tariffs that limit liability to third parties as a bar to any recovery by the third party claimant in excess of such limitation of liability.
(e) The indemnified Party shall offer the indemnifying Party all reasonable cooperation and assistance in the defense of any such action.
22.0 LIMITATION OF LIABILITY
     22.1 The liability of either Party to the other Party for damages arising out of failure to comply with a direction to install, restore or terminate facilities; or out of failures, mistakes, omissions, interruptions, delays, errors, or defects occurring in the course of furnishing any services, arrangements, or facilities hereunder shall be determined in accordance with the terms of the applicable Tariff(s) of the Providing Party. In the event no Tariff(s) apply, the Providing Party’s liability shall not exceed an amount equal to the pro rata monthly charge for the period in which such failures, mistakes, omissions, interruptions, delays, errors or defects occur. Recovery of said amount shall be the injured Party’s sole and exclusive remedy against the Providing Party for such failures, mistakes, omissions, interruptions, delays, errors or defects.
     22.2 Neither Party shall be liable to the other in connection with the provision or use of services offered under this Agreement for indirect, incidental, consequential, reliance or special damages, including (without limitation) damages for lost profits (collectively, “Consequential Damages”), regardless of the form of action, whether in contract, warranty, strict liability, or tort, including, without limitation, negligence of any kind, even if the other Party has been advised of the possibility of such damages; provided, that the foregoing shall not limit a Party’s obligation under Section 21.
     22.3 The Parties agree that neither Party shall be liable to the Customers of the other Party in connection with its provision of services to the other Party under this Agreement. Nothing in this Agreement shall be deemed to create a third party beneficiary relationship between the Party providing the service and the Customers of the Party purchasing the service. In the event of a dispute involving both Parties with a Customer of one Party, both Parties shall assert the applicability of any limitations on liability to Customers that may be contained in either Party’s applicable Tariff(s).
23.0 COMPLIANCE WITH LAWS
     23.1 Each Party represents and warrants that it is now and will remain in compliance with all Applicable Laws. Each Party shall promptly notify the other Party in writing of any governmental action that suspends, cancels, withdraws, limits, or otherwise materially affects its ability to perform its obligations hereunder.
     23.2 The Parties recognize that the FCC has issued and may continue to issue the FCC regulations implementing of the Telecommunications Act that affect certain terms contained in this

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Agreement. In the event that any one or more of the provisions contained herein is inconsistent with any applicable rule contained in such FCC Regulations, the Parties agree to make only the minimum revisions necessary to eliminate the inconsistency or amend the application-affecting provision(s).
     23.3 In the event any Applicable Law other than the FCC Regulations requires modification of any material term(s) contained in this Agreement or if any of the definitions that are expressly taken from the Act and restated in Section 1 hereof are amended in any material fashion, either Party may require a renegotiation of the term(s) that require direct modification as well as of any term(s) that are reasonably affected thereby. If neither Party requests a renegotiation or if an Applicable Law requires modification of any non-material term(s), then the Parties agree to make only the minimum modifications necessary, and the remaining provisions of this Agreement shall remain in full force and effect.
24.0 MISCELLANEOUS
     24.1 Authorization
          24.1.1 Pac-West is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.
          24.1.2 Cox is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
     24.2 Independent Contractor
     Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party’s contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers’ compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.
     24.3 Force Majeure
     Neither Party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such Party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including, without limitation: adverse weather conditions, fire, explosion, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any government or legal body; strikes, boycotts; or delays caused by the other Party ; or any other circumstances beyond the Party’s reasonable control. In such event, the affected Party

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shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interferences (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party’s obligations relate to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause(s) of non-performance and both Parties shall proceed to perform with dispatch once the cause(s) are removed or cease. Each Party agrees to treat the other Party in parity with the manner in which it treats itself and any other entities with regard to a Force Majeure event.
     24.4 Confidentiality
          24.4.1 All information, including but not limited to specification, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, (i) furnished by one Party to the other Party dealing with Customer-specific, facility-specific, or usage-specific information, other than customer information communicated for the purpose of publication or directory database inclusion, or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as “Confidential” or “Proprietary,” or (iii) communicated orally and declared to the receiving Party at the time of delivery, or by written notice given to the receiving Party within ten (10) days after delivery, to be “Confidential” or “Proprietary” (collectively referred to as “Proprietary Information”), shall remain the property of the disclosing Party.
          24.4.2 Each Party shall keep all of the other Party’s Proprietary Information confidential in the same manner it holds its own Proprietary Information confidential (which in all cases shall be no less than reasonable) and shall use the other Party’s Proprietary Information only for performing the covenants contained in this Agreement. Neither Party shall use the other Party’s Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.
          24.4.3 Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to such Proprietary Information that:
(a) was, at the time of receipt, already known to the receiving Party free of any obligation to keep it confidential as evidenced by written records prepared prior to delivery by the disclosing Party; or
(b) is or becomes publicly known through no wrongful act of the receiving Party; or
(c) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; or
(d) is independently developed by an employee, agent, or contractor of the receiving Party that is not involved in any manner with the provision of services pursuant to this Agreement and does not have any direct or indirect access to the Proprietary Information; or

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(e) is approved for release by written authorization of the disclosing Party; or
(f) is required to be made public by the receiving Party pursuant to applicable law or regulation, provided that the receiving Party shall give sufficient notice of the requirement to the disclosing Party to enable the disclosing Party to seek protective orders.
          24.4.4 Upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic or otherwise, except that the receiving Party may retain one copy for archival purposes only.
          24.4.5 Notwithstanding any other provision of this Agreement, the provisions of this subsection 24.4 shall apply to all Proprietary Information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the Effective Date. The obligations hereunder shall expire three (3) years after termination with respect to any information.
     24.5 Choice of Law
     The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California, except for its conflicts of laws provisions. In addition, insofar as and to the extent federal law may apply, federal law will control.
     24.6 Taxes
          24.6.1 In General. With respect to any purchase hereunder of services, facilities or arrangements, if any federal, state or local tax, fee, surcharge or other tax-like charge (a “Tax”) is required or permitted by Applicable Law to be collected from the purchasing Party by the Providing Party, then (i) the Providing Party shall properly bill the purchasing Party for such Tax, (ii) the purchasing Party shall timely remit such Tax to the Providing Party and (iii) the Providing Party shall timely remit such collected Tax to the applicable taxing authority.
          24.6.2 Taxes Imposed on the Providing Party With respect to any purchase hereunder of services, facilities or arrangements, if any federal, state or local Tax is imposed by Applicable Law on the receipts of the Providing Party, which Law permits the Providing Party to exclude certain receipts received from sales for resale to a public utility, distributor, telephone company, local exchange carrier, telecommunications company or other communications company (“Telecommunications Company”), such exclusion being based solely on the fact that the purchasing Party is also subject to a tax based upon receipts (“Receipts Tax”), then the purchasing Party (i) shall provide the Providing Party with notice in writing in accordance with subsection 24.6.6 of this Agreement of its intent to pay the Receipts Tax and (ii) shall timely pay the Receipts Tax to the applicable tax authority.
          24.6.3 Taxes Imposed on Customers With respect to any purchase hereunder of services, facilities or arrangements that are resold to a third party, if any federal, state or local Tax is imposed by Applicable Law on the subscriber, end-user, Customer or ultimate consumer

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(“Subscriber”) in connection with any such purchase, which a Telecommunications Company is required to impose and/or collect from a Subscriber, then the purchasing Party (i) shall be required to impose and/or collect such Tax from the Subscriber and (ii) shall timely remit such Tax to the applicable taxing authority.
          24.6.4 Liability for Uncollected Tax, Interest and Penalty If the Providing Party has not received an exemption certificate and fails to collect any Tax as required by subsection 24.6.1, then, as between the Providing Party and the purchasing Party, (i) the purchasing Party shall remain liable for such uncollected Tax and (ii) the Providing Party shall be liable for any interest assessed thereon and any penalty assessed with respect to such uncollected Tax by such authority. If the Providing Party properly bills the purchasing Party for any Tax but the purchasing Party fails to remit such Tax to the Providing Party as required by subsection 24.6.1, then, as between the Providing Party and the purchasing Party, the purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. If the Providing Party does not collect any Tax as required by subsection 24.6.1 because the purchasing Party has provided such Providing Party with an exemption certificate that is later found to be inadequate by a taxing authority, then, as between the Providing Party and the purchasing Party, the purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. If the purchasing Party fails to pay the Receipts Tax as required by subsection 24.6.2, then, as between the Providing Party and the purchasing Party, (x) the Providing Party shall be liable for any Tax imposed on its receipts and (y) the purchasing Party shall be liable for any interest assessed thereon and any penalty assessed upon the Providing Party with respect to such Tax by such authority. If the purchasing Party fails to impose and/or collect any Tax from Subscribers as required by subsection 24.6.3, then, as between the Providing Party and the purchasing Party, the purchasing Party shall remain liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. With respect to any Tax that the purchasing Party has agreed to pay, or is required to impose on and/or collect from Subscribers, the purchasing Party agrees to indemnify and hold the Providing Party harmless on an after-tax basis for any costs incurred by the Providing Party as a result of actions taken by the applicable taxing authority to recover the Tax from the Providing Party due to the failure of the purchasing Party to timely pay, or collect and timely remit, such Tax to such authority. In the event either Party is audited by a taxing authority, the other Party agrees to cooperate fully with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.
          24.6.5 Tax Exemptions and Exemption Certificates If Applicable Law clearly exempts a purchase hereunder from a Tax, and if such Law also provides an exemption procedure, such as an exemption-certificate requirement, then, if the purchasing Party complies with such procedure, the Providing Party shall not collect such Tax during the effective period of such exemption. Such exemption shall be effective upon receipt of the exemption certificate or affidavit in accordance with the terms set forth in subsection 24.6.6. If Applicable Law clearly exempts a purchase hereunder from a Tax, but does not also provide an exemption procedure, then the Providing Party shall not collect such Tax if the purchasing Party (i) furnishes the

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Providing Party with a letter signed by an officer requesting such an exemption and citing the provision in the Law which clearly allows such exemption and (ii) supplies the Providing Party with an indemnification agreement, reasonably acceptable to the Providing Party (e.g., an agreement commonly used in the industry), which holds the Providing Party harmless on an after-tax basis with respect to its forbearing to collect such Tax.
          24.6.6 Notices for Purposes of this Subsection 24.6 All notices, affidavits, exemption-certificates or other communications required or permitted to be given by either Party to the other, for purposes of this subsection 24.6, shall be made in writing and shall be delivered in person or sent by certified mail, return receipt requested, or registered mail, or a courier service providing proof of service, and sent to the addressees set forth in subsection 24.10 as well as to the following:

To Pac-West:	Tamara Rudd
Director of Tax
Pac-West Telecomm, Inc.
1776 West March Lane, Suite 250
Stockton, CA 95207-6428

To Cox:	Nancy Patin
Director of Taxes
Cox Communications, Inc.
1400 Lake Hearn Drive, N.E.
Atlanta, GA 30319
Either Party may from time to time designate another address or other addressees by giving notice in accordance with the terms of this subsection 24.6. Any notice or other communication shall be deemed to be given when received.
     24.7 Assignment.
     Either Party may assign this Agreement or any of its rights or obligations hereunder to a third party, with the other Party’s prior written consent, which consent shall not be unreasonably withheld upon the provision of reasonable evidence by the proposed assignee that it has the resources, ability, and authority to provide satisfactory performance under this Agreement. Any assignment or delegation in violation of this subsection 24.7 shall be void and ineffective and constitute a default of this Agreement. No consent will be required in the event of assignment to a parent owning a majority of the Party, or a majority owned subsidiary of the Party, provided that such assignment shall not relieve the assigning Party of its obligations hereunder unless otherwise agreed to by the Parties. The foregoing shall not be construed to prevent a Party from granting a security interest in this Agreement.
     24.8 Billing and Payment; Disputed Amounts.
          24.8.1 Except as may otherwise be provided in this Agreement, each Party shall submit on a monthly basis an itemized statement of charges incurred by the other Party during the

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preceding month(s) for services rendered hereunder. Payment of billed amounts under this Agreement, whether billed on a monthly basis or as otherwise provided herein, shall be due, in immediately available U.S. funds, within thirty (30) days of the date of such statement.
          24.8.2 Although it is the intent of both Parties to submit timely and accurate statements of charges, failure by either Party to present statements to the other Party in a timely manner shall not constitute a breach or default, or a waiver of the right to payment of the incurred charges, by the billing Party under this Agreement, and the billed Party shall not be entitled to dispute the billing Party’s statement(s) based on such Party’s failure to submit them in a timely fashion.
          24.8.3 No claims, under this Agreement or its Attachments, shall be brought for disputed amounts more than twenty-four (24) months from the date of occurrence which gives rise to the dispute. If any portion of an amount due to a Party (the “Billing Party”) under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the “Non-Paying Party”) shall within sixty (60) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes (“Disputed Amounts”) and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) the Disputed Amount into an interest bearing escrow account with, or obtained from (in the case of a bond or letter of credit), an entity agreeable to both Parties. The Disputed Amount shall thereafter be paid, if appropriate, upon final determination of such dispute.
          24.8.4 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty (60) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative that has authority to settle the dispute and that is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.
          24.8.5 If the Parties are unable to resolve issues related to the Disputed Amounts within forty five (45) days after the Parties’ appointment of designated representatives pursuant to subsection 24.8.4, or if either Party fails to appoint a designated representative within forty five (45) days, then either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity. The Commission may direct release of any or all funds (including any accrued interest) in the escrow account, plus applicable late fees, to be paid to either Party.
          24.8.6 The Parties agree that all negotiations pursuant to this subsection 24.8 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

Cox / Pac-West
CA Network Interconnection Agreement
          24.8.7 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the highest rate of interest that may be charged under applicable law.
     24.9 Dispute Resolution
     Any dispute between the Parties regarding the interpretation or enforcement of this Agreement or any of its terms shall be addressed by good faith negotiation between the Parties, in the first instance. Should such negotiations fail to resolve the dispute in a reasonable time, the Parties may, upon mutual agreement, submit the matter to alternative dispute resolution (“ADR”) or, in the absence of such an agreement, either Party may initiate an appropriate action in any regulatory or judicial forum of competent jurisdiction.
     24.10 Notices
     Except as otherwise provided in this Agreement, notices given by one Party to the other Party under this Agreement shall be in writing and shall be (a) delivered personally, (b) delivered by express delivery service, or (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested, to the following addresses of the Parties:

To Pac-West:	Mart McCann Director, Interconnection Pac-West Telecomm, Inc. 1776 West March Lane, Suite 250 Stockton, CA 95207-6428

To Cox:	Douglas Garrett
Vice President Western Region Regulatory Affairs
Cox California Telcom, LLC
2200 Powell Street, Suite 1035
Emeryville, California 94608
with a copy:

To Pac-West:

To Cox:	Suzanne L. Howard
Director, Regulatory Affairs
Cox Communications, Inc.
1400 Lake Hearn Drive, N.E.
Atlanta, GA 30319

Cox / Pac-West
CA Network Interconnection Agreement
or to such other address as either Party shall designate by proper written notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, or (iii) three (3) days after mailing in the case of first class or certified U.S. mail.
     24.11 Joint Work Product
     This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.
     24.12 No Third Party Beneficiaries; Disclaimer of Agency
     This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party’s business.
     24.13 No License
          24.13.1 Nothing in this Agreement shall be construed as the grant of a license, either express or implied, with respect to any patent, copyright, trademark, trade name, trade secret or any other proprietary or intellectual property now or hereafter owned, controlled or licensable by either Party. Neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret or other intellectual property right of the other Party except in accordance with the terms of a separate license agreement between the Parties granting such rights.
          24.13.2 Neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other Party or its Customers based on or arising from any claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision of any facilities by either Party under this Agreement, alone or in combination with that of the other Party, constitutes direct, vicarious or contributory infringement or inducement to infringe, misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any Party or third party. Each Party, however, shall offer to the other reasonable cooperation and assistance in the defense of any such claim.

Cox / Pac-West
CA Network Interconnection Agreement
          24.13.3 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE USE BY THE PARTIES OF THE OTHER’S FACILITIES, ARRANGEMENTS, OR SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT GIVE RISE TO A CLAIM BY ANY THIRD PARTY OF INFRINGEMENT, MISUSE, OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT OF SUCH THIRD PARTY.
     24.14 Technology Upgrades
     Nothing in this Agreement shall limit either Party’s ability to upgrade its network through the incorporation of new equipment, new software or otherwise. A Party shall provide the other written notice at least ninety (90) days prior to the incorporation of any such upgrades in its network that will materially affect the other’s service, and shall exercise reasonable efforts to provide at least one hundred eighty (180) days’ notice where practicable. The party receiving such notice shall be solely responsible for the cost and effort of accommodating such changes in its own network.
     24.15 Survival
     The Parties’ obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.
     24.16 Entire Agreement
     The terms contained in this Agreement and any Schedules, Appendices, Tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party’s form documents, purchase orders, quotations, acknowledgments, invoices or other communications.
     24.17 Counterparts
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
     24.18 Modification, Amendment, Supplement, or Waiver
     No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties. A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options.

Cox / Pac-West
CA Network Interconnection Agreement
     24.19 Successors and Assigns
     This Agreement shall be binding on and inure to the benefit of the Parties and their respective legal successors and permitted assigns.
     24.20 Publicity
     Neither Party shall use the name of the other Party in connection with this Agreement in a press release or statement without the prior consent of the other Party, which consent shall not be unreasonably withheld.
     24.21 Amendment
     The Parties may mutually agree to amend this Agreement in writing.
     24.22 Changes in Law
     In the event of a change in applicable law that materially affects any material term of this Agreement, the rights or obligations of either Party hereunder, or the ability of either Party to perform any material provision hereof, the Parties shall renegotiate in good faith such affected provisions with a view toward agreeing to acceptable new terms as may be required or permitted as a result of such legislative, regulatory, judicial, or other legal action. If, after good faith negotiations, the Parties agree that resolution will not be reached, then either Party may initiate an appropriate action in any regulatory or judicial forum of competent jurisdiction.
     24.23 Severability
     The Parties negotiated the terms and conditions of this Agreement for services and interconnection of their respective networks pursuant to section 251(a)(1) and 251(b) of the Act as a total arrangement and it is intended to be nonseverable. Every interconnection and service provided hereunder shall be subject to all rates, terms and conditions contained in this Agreement which are legitimately related to the complete interconnection and all services provided herein.

Cox / Pac-West
CA Network Interconnection Agreement
     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the dates set forth below.

Cox California Telcom, LLC		Pac-West Telecomm, Inc.

By:		By:

Printed:	Carrington Phillip	Printed:	John Sumpter

Title:	Vice President Regulatory Affairs	Title:	Vice President, Regulatory

Date:		Date:

Cox / Pac-West
CA Network Interconnection Agreement
Appendix 1
DETAILED SCHEDULE OF ITEMIZED CHARGES
A.	Pac-West Services, Facilities, and Arrangements:

	Pac-West Service	Non-recurring	Recurring
1.	Entrance facilities, and transport, as appropriate, for Interconnection at Pac-West End Office, Tandem Office, Serving Wire Center, or other Point of Interconnection	Per Tariffed or negotiated rates

2.	Reciprocal Compensation for Local Traffic	None	$0.0007 per mou

3.	Termination of IntraLATA Toll Traffic	Per intrastate Switched Access Tariff	Per intrastate Switched Access Tariff

Cox / Pac-West
CA Network Interconnection Agreement
B.	Cox Services, Facilities, and Arrangements:

	Cox Service	Non-recurring	Recurring
1.	Entrance facilities, and transport, as appropriate, for Interconnection at Pac-West End Office, Tandem Office, Serving Wire Center, or other Point of Interconnection	Per Tariffed or negotiated rates

2.	Reciprocal Compensation for Local Traffic	None	$0.0007 per mou

3.	Termination of IntraLATA Toll Traffic	Per intrastate Switched Access Tariff	Per intrastate Switched Access Tariff

Cox / Pac-West
CA Network Interconnection Agreement
Appendix 2
INITIAL INTERCONNECTION ARRANGEMENTS
1. Direct Interconnection. Where, and to the extent sound engineering practice suggests the use of direct interconnection, the Parties agree to establish such direct interconnection between their networks as described below:
(a) [If an ILEC ‘cage-to-cage’ interface is used.] Pac-West and Cox will implement a Mid-Span Meet interconnection. Cox will provide Pac-West Channel Facility Assignment and Letter Of Agency (“LOA”) for a DS3 position on their APOT. Pac-West will order the DS3 cross connect from Pacific Bell (where Pacific Bell provides such cross connects) and will bill Cox for its proportionate use of the recurring and non-recurring costs charged by Pacific Bell for the cross connect. Once Pac-West receives the Design Layout Record (“DLR”)/Circuit Layout Record (“CLR”), the DLR/CLR will be forwarded to Cox with the proposed date of DS3 testing. After the DS3 cross connect is tested per Section 3 of this Appendix 2, then trunk interconnection will be established per section 4 of this Appendix 2.The applicable ACLLI will be ______and the ZCLLI will be ______.
(b) [If a leased interface is used.] Pac-West and Cox will implement direct interconnection using ____as the Local Access Provider. Cox will purchase the interoffice facilities from ___and bill Pac-West for its proportionate use of the recurring and non-recurring costs charged by ____for the facility. Pac-West will provide Cox with a LOA authorizing Cox to use the ____entrance facilities at the Pac-West wire center to interconnect to the Pac-West network at the DS3 level. Once Cox receives the LOA, Cox shall submit a DS3 order to ____with a standard interval due date. Once Cox receives the DLR/CLR, the DLR/CLR will be forwarded to Pac-West with the proposed date of DS3 testing. After the DS3 is tested per Section 3 of Appendix 1, then trunk interconnection will be established per section 4 of Appendix 2. The ACLLI will be ______and the ZCLLI will be ______.
(c) [If other interface is used.]
3. Testing. The Parties will coordinate with each other to test the DS-3 and/or DS-1s in accordance with standard industry practices. The DS-3 test will be for a period of seventy-two (72) hours to verify continuity.
4. Initial Trunking Requirements. Once testing is successfully completed, Pac-West and Cox will initially jointly engineer and provision two-way trunks, starting at channel 1 of the DS-3 or DS-1, into their respective switches for establishment of interconnection trunking. Pac-West will order the trunks from Cox using Access Service Request (“ASR”) Exchange, which is ASOG ASR compliant to version 21. The trunk groups established pursuant to this MOU will be used to exchange Local Traffic (including traffic destined for Internet Service Providers) and IntraLATA Toll Traffic only.

Cox / Pac-West
CA Network Interconnection Agreement
(a) The trunking will be established using the following parameters:
Traffic Class: PH
Traffic Type: Local Direct End Office Trunking or Toll Direct End Office Trunking
Signaling/Coding: SS7/B8ZS/ESF
Direction: Two Way
Pac-West Hunt: Most Idle
Cox Hunt: Most Idle or Anti-Clockwise
Glare: ODD/EVEN
Quantity of Trunks: To be jointly determined based on sound engineering practices.
TCIC Range: To be determined based on mutually agreed-to trunk quantities.
Pac-West OPC: LA-1: 005010102; LA-2: 206151001; LA-3: 206151002
Pac-West Switch CLLI: LSANCARCDS3; LSAOCAGIDS0; LSANCARCDSJ
Pac-West OCN: 7379 for California
Pac-West CIC: 0099
Cox DPC: _______________________
Cox Switch CLLI: _______________________
Cox OCN: ___________________________
Cox CIC: ___________________________
5. Signaling. The Parties will provide CCS Signaling to one another in all direct or indirect Interconnection trunking arrangements. The Parties will cooperate on the exchange of TCAP messages to facilitate interoperability of all CCS-based features and services, including but not limited to CLASS and Calling Name Delivery, to the extent each Party offers such features and functions to its Customers. All CCS Signaling parameters will be provided upon request (where such parameters are available and support signaling features and functions deployed within both Parties’ networks), including called party number, Calling Party Number, calling party category, and charge number. All privacy indicators will be honored.